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                                              Exhibit 99.1



PRESS RELEASE

CONTACTS:
--------
C. William Carey                           Mary Ellen Goodall
Little Switzerland, Inc.                   Walter Denby
(617) 451-3312                             D.F. King & Co., Inc.
                                           (212) 269-5550


FOR IMMEDIATE RELEASE
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          LITTLE SWITZERLAND:  ROLEX NOT TO RESUME PRODUCT SHIPMENTS;
          -----------------------------------------------------------

               COMPANY EXPLORING EXPANSION OF OTHER PRODUCT LINES
               --------------------------------------------------

       ST THOMAS, U.S. VIRGIN ISLANDS, July 15, 1998 . . . Little Switzerland, Inc. (NASDAQ:LSVI) has learned that Rolex has decided not to resume shipments of its watches to L.S. Wholesale, Inc. for retail sale through Little Switzerland's stores.

     During fiscal year 1998, which ended May 30, sales of Rolex products accounted for approximately 26% of Little Switzerland's total retail sales. Little Switzerland is actively exploring opportunities for expanding existing, and adding new, world class product lines in both watches and jewelry.

     Little Switzerland, Inc. is a leading specialty retailer of brand name watches, jewelry, crystal, china, fragrances and accessories, operating 24 stores on ten Caribbean islands, and three stores in Alaska cruise ship destinations. Little Switzerland's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.